Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of The NASDAQ OMX Group, Inc. (the “Company”) for the quarter ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert Greifeld, as Chief Executive Officer of the Company, and Adena T. Friedman, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his and her knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

/s/ Robert Greifeld
Name:	Robert Greifeld
Title:	Chief Executive Officer
Date:	August 4, 2010

/s/ Adena T. Friedman
Name:	Adena T. Friedman
Title:	Executive Vice President and Chief Financial Officer
Date:	August 4, 2010

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.